EXHIBIT 99.2

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

KELLY NICOLE DESMOND-NEWMAN,

Derivatively on Behalf of CEMTREX, INC.,	Civil Action: 2:18-cv-03992

Plaintiff,

vs.

SAAGAR GOVIL, ARON GOVIL, RAJU PANJWANI, SUNNY PATEL, and METODI FILIPOV,	NOTICE TO CURRENT CEMTREX STOCKHOLDERS

Defendants,

-and-
CEMTREX, INC.,
Nominal Defendant.

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL OWNERS OF CEMTREX, INC. (“CEMTREX” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: CETX) AS OF JANUARY 4, 2019, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT CEMTREX STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, STOCKHOLDERS OF CEMTREX WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms in a Stipulation and Agreement of Settlement, dated January 4, 2019 (the “Stipulation”). The purpose of this Notice is to inform you of:

● the existence of this derivative action (the “Action”),

● the proposed settlement between the Plaintiffs1 and Defendants reached in the Action (the “Settlement”),2

● the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

● Plaintiffs’ Counsel’s application for fees and expenses, and

● Plaintiffs’ Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Action and of your rights in connection with the proposed Settlement.

Summary

On January 4, 2019, Cemtrex, in its capacity as a nominal defendant, entered into the Stipulation in the Action. The Action had been filed derivatively on behalf of Cemtrex, in the United States District Court for the Eastern District of New York (the “Court”) against certain current and former directors and/or officers of the Company. The Stipulation and the Settlement, subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain additional corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides that Defendants shall cause their insurer to pay a Fee and Expense Award to Plaintiffs’ Counsel of one hundred thousand dollars ($100,000.00), including Service Awards to the Plaintiffs of one thousand dollars ($1,000.00) each, to be paid from the Fee and Expense Award, subject to Court approval.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://www.cemtrex.com/investor-relations/, contact Plaintiffs’ Counsel at the address listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Action is brought derivatively on behalf of Cemtrex and alleges that the Individual Defendants breached their fiduciary duties by knowingly or recklessly making and/or causing Cemtrex to make false and misleading statements of material fact to the investing public and to engage in an improper stock promotion scheme.

Why is there a Settlement?

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

2 The Settlement also includes the dismissal with prejudice of the related shareholder derivative action filed in the Supreme Court of the State of New York, County of Suffolk, captioned Alamiv. Govil, et al., Index No. 606635/2017 (the “State Action”).

The Court has not decided in favor of the Defendants or the Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement provides substantial benefits to, and is in the best interests of, Cemtrex and its stockholders.

The Individual Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Action. The Individual Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of Cemtrex and Cemtrex’s stockholders. The Individual Defendants assert that they have meritorious defenses to the claims in the Action. Nonetheless, the Individual Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.

The Settlement Hearing and Your Right to Object to the Settlement

On January 23, 2019, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Cemtrex stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on May 22, 2019 at 1:30 p.m. before the Honorable Joseph F. Bianco, U.S. District Court, Eastern District of New York, Courtroom 1040, located at 100 Federal Plaza, Central Islip, New York 11722, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a Judgment substantially in the form attached as Exhibit D to the Stipulation should be entered dismissing all claims in the Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Award to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Service Awards to Plaintiffs, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any Current Cemtrex Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection. An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of Cemtrex common stock as of January 4, 2019 and through the date of the Settlement Hearing, including the number of shares of Cemtrex common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN May 8, 2019. The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, EASTERN DISTRICT OF NEW YORK

Courtroom 1040

100 Federal Plaza

Central Islip, NY 11722

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN May 10, 2019. Counsel’s addresses are:

Counsel for Plaintiffs in the Action:

Thomas J. McKenna

GAINEY McKENNA & EGLESTON

440 Park Avenue South, 5th Floor

New York, NY 10016

Counsel for Plaintiff in the State Action:

Timothy Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, NY 11771

Counsel for Defendants:

Douglas W. Greene

BAKER & HOSTETLER LLP

999 Third Avenue, Suite 3600

Seattle, WA 98104

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice of appearance with the Court no later than fourteen (14) calendar days before the Settlement Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Cemtrex Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

If you held Cemtrex common stock as of January 4, 2019 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiffs in the Action at: Thomas J. McKenna, Gainey McKenna & Egleston, 440 Park Avenue South, 5th Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com; or Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.